UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2007


                                    MDI, INC.

             (Exact name of registrant as specified in its charter)


       Delaware                         0-9463                   75-2626358

(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                10226 San Pedro Avenue
                   San Antonio, Texas                             78216
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (210) 582-2664


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

         On February 28, 2007, MDI, Inc. ("MDI") received an initial Blanket Purchase Order totaling $25.3 million dollars from Stratis Authority for its Learn Safe school safety and security program. The order was based on an initial Scope of Work submitted by MDI and approved by Stratis Authority to provide security products and professional services to multiple school districts located in the Southeast.

         The order calls for MDI, through its Global Systems Solutions, Inc. subsidiary, to provide turnkey security packages to schools within each district. The products and services include unified access control, video surveillance products, professional services, installation, training and maintenance. The blanket purchase order will be governed by the terms of a Master Service Agreement.

         Initial project fulfillment orders will begin immediately with peak activity occurring during 2007 spring and summer break.


Item 8.01       Other Events.

         On March 1, 2007, MDI issued the press attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01       Financial Statements and Exhibits.

         Exhibits The following exhibits are being filed herewith:

         99.1   Press Release issued by MDI dated March 1, 2007.

         The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 1, 2007                    MDI, Inc.


                                        By: /s/ Richard A. Larsen

                                            Richard A. Larsen
                                            Senior Vice President, General
                                            Counsel and Secretary